UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2021

MICROBOT MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Recreation Park Drive, Unit 108

Hingham, Massachusetts 02043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 875-3605

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MBOT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2021, Microbot Medical Inc. (the “Company”) entered into a strategic collaboration agreement for technology co-development (the “Agreement”) with Stryker Corporation, acting through its Neurovascular Division (“Stryker”). Pursuant to the Agreement, the collaborative development program between the Company and Stryker aims to integrate certain of Stryker’s instruments with the Company’s LIBERTY Robotic System to address certain neurovascular procedures.

The activities contemplated by the Agreement shall be specified in one or more development plans derived from the terms and conditions set forth in the Agreement. Each party bears its own costs and expenses in connection with the performance of the Agreement and its assigned development activities.

Each of the Company and Stryker shall retain its right, title and interest to its existing intellectual property. Jointly developed intellectual property shall be owned by a party, based on the nature of the intellectual property as it relates to each parties’ respective business, and licensed back to the other party pursuant to a worldwide, irrevocable, perpetual, royalty-free, paid-up, nonexclusive, sub-licensable license. Jointly developed intellectual property that is not exclusively pertaining to one party’s business shall be jointly and equally owned by both the Company and Stryker.

The term of the Agreement continues until the completion of the last development plan agreed upon, unless earlier terminated pursuant to the terms of the Agreement.

Each of the Company and Stryker are subject to customary terms regarding non-disclosure of the other’s confidential information, and are further subject to mutual indemnification obligations.

The foregoing description of the terms of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 27, 2021, the Company issued a press release announcing the entering into of the Agreement.

The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K is incorporated herein by reference. The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Technology Co-Development Agreement with Stryker Corporation, acting through its Neurovascular Division (1)
99.1	Press release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1)	Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROBOT MEDICAL INC.

By:	/s/ Harel Gadot
Name:	Harel Gadot
Title:	Chief Executive Officer, President and Chairman

Date: December 27, 2021